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                                                                   Exhibit 10(k)
                                                                       COPY


                            SECURED PROMISSORY NOTE

$10,250,000.00                                                  January 31 ,1996

          FOR VALUE RECEIVED, the undersigned HAWAIIAN AIRLINES, INC., a Hawaii corporation (the "Maker") hereby promises to pay to the order of AMERICAN AIRLINES, INC., ("American"), or its assigns (the "Payee") at Payee's address set forth in the Mortgage referred to below, or at such other place as the holder (the "Holder") of this Promissory Note (the "Note") may from time to time designate in writing, in lawful money of the United States and in immediately available funds, at the times and in the manner provided hereinbelow, the principal sum of TEN MILLION TWO HUNDRED FIFTY THOUSAND DOLLARS ($10,250,000.00), together with interest on the balance of principal outstanding from time to time from the date hereof until the said principal sum or the unpaid portion thereof shall have become due and payable as hereinafter provided.

          Capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in that certain Chattel Mortgage
and Security Agreement dated as of January   ,1996, between the Maker and
American (the "Mortgage").

          Maker shall pay principal under this Note, together with interest accruing thereon, as follows:

          1.  Calculations of Interest.  Interest shall accrue and be paid from
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the date hereof on the outstanding principal balance of this Note at a fixed rate per annum of ten percent (10.0%) until such principal amount shall be paid. Interest hereunder shall be calculated (but not compounded) on the basis of a 360-day year, at the rate aforesaid, and shall accrue on balances of principal outstanding from time to time from and after the date hereof.

          2.  Time for Payment.  Interest shall be paid quarterly in arrears on
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each April 30, July 31, October 31 and January 31  (each called an "Interest
Payment Date"), commencing on April 30,1996, until the balance of the principal shall have been paid in full. Payments of principal shall be made in the amount of ONE MILLION, SEVEN HUNDRED AND EIGHT THOUSAND, THREE HUNDRED THIRTY THREE and 34/100's Dollars ($1,708,333.34) on each January 31, commencing January 31, 1997. If the balance of the principal shall not have been previously paid in full as provided herein, on September 11, 2001, all accrued and unpaid interest and all other charges hereunder, if any, shall be due and payable along with the balance of the principal then outstanding. On the occurrence of a Change in Control (as such term is defined in the Mortgage), Maker shall promptly notify the Holder in writting and the Holder shall have the option to declare, by a written notice to the Maker at its address set forth in the Mortgage, the principal sum hereof, together with all accrued but unpaid interest due and payable on the date specified by the Holder in such notice (which date may be the date of such
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notice by the Maker).  The principal sum hereof, together with all accrued but unpaid interest, may be prepaid at any time in whole or in part without premium or penalty. In addition the principal sum hereof may be prepaid in full at any time on or prior to January 31, 1997 for an amount equal to NINE MILLION, ONE HUNDRED NINETY FIVE THOUSAND, FORTY TWO and 8/100's DOLLARS ($9,195,042.08), together with all accrued but unpaid interest to the date of payment. All prepayments hereunder shall be applied as follows: first, to any and all costs, fees or expenses due and owing hereunder and/or under the Mortgage (if any); second, to any and all accrued and unpaid interest hereunder; and third, to outstanding principal hereunder in inverse order of maturity.

          From and after maturity (whether by acceleration or otherwise), the entire principal balance and (to the extent permitted by law) all accrued and unpaid interest and all other sums (if any) due and owing hereunder shall be payable on demand and shall bear interest until paid at the fixed rate aforesaid plus two percent per annum.

          If any payment of principal, interest or other charges is stated hereunder to be due and payable on a day which is not a Business Day (as defined hereinbelow), then the due date for such payment shall be extended to the next succeeding Business Day, provided that, in any such event, such payment shall include interest accruing during such extension in accordance with the terms of this Note. As used herein, the term "Business Day" means means any day other than any Saturday, Sunday or other day on which commercial banking institutions in New York, New York, Fort Worth, Texas or Honolulu, Hawaii are authorized or required by law, regulation or executive order to be closed.

          All agreements between the undersigned and the Holder hereof are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of deferment, acceleration of maturity of the principal amount evidenced hereby, payment of interest, fees or other charges hereunder, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder and/or under the Mortgage exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof or of any other agreement between the undersigned and the Holder, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled
                                     ---- -----
shall be reduced to the limit of such validity. If, notwithstanding the foregoing limitations, any excess interest shall be determined to have been received, the same shall be deemed to have been held as additional security for repayment of the indebtedness evidenced hereby. This provision shall never be superseded or waived and shall control every other provision of this Note and all agreements between the undersigned and the Holder.

          3.  Supporting Documents.  This promissory note is the "Secured
              --------------------
Promissory Note" referred to in the Mortgage. This Note is secured by certain property of Maker pursuant to the Mortgage and incorporated herein by reference. THE LIEN CREATED BY THE MORTGAGE IS SUBORDINATE TO (I) THE LIEN CREATED BY THAT CERTAIN LOAN AND SECURITY AGREEMENT, DATED AS OF

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

SEPTEMBER 12, 1994, BETWEEN MAKER AND THE CIT GROUP/CREDIT FINANCE, INC. ("CIT") PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED
AS OF JANUARY 31, 1996, BETWEEN CIT AND AMERICAN AND (II) THE LIEN CREATED BY THAT CERTAIN ROTABLE SPARE PARTS CHATTEL MORTGAGE AND SECURITY AGREEMENT, DATED AS OF OCTOBER 30, 1992, BETWEEN MAKER AND AEROUSA, INC. ("AEROUSA") PURSUANT TO AN INTERCREDITOR AND SUBORDINATION AGREEMENT, DATED AS OF JANUARY 31, 1996, BETWEEN AEROUSA AND AMERICAN.

          4.  Acceleration.  In the event that an Event of Default (as defined
              ------------
hereinbelow) shall occur and be continuing, then, and in any such event and at any time thereafter, so long as such Event of Default shall then be continuing, all amounts of principal, interest and other sums and charges hereunder and under the Mortgage may, at the option of the Holder, be declared (by written notice to the Maker at its address set forth in the Mortgage but without presentment, demand, protest, notice or any other formality, all of which are hereby waived; provided , that if an Event of Default referred to in Section 5(e) or (f) shall have occurred, then in every such case, all amounts of principal, interest, and other charges hereunder and under the Mortgage shall immediately, and without further act, become due and payable) to be, whereupon the same shall henceforth become, immediately due and payable, anything herein to the contrary notwithstanding.

          If the Maker shall default in any of its payment obligations hereunder, the undersigned further promises to pay (to the extent permitted by law) reasonable attorneys' fees and costs and expenses incurred by the Holder in connection with any such default or in any action or other proceeding brought to enforce any of the provisions of this Note and/or the Mortgage.

          5.  Events of Default.  As used herein, the term "Event of Default"
              -----------------
shall mean each and any of the following events:

          (a) Maker shall fail to make any payment under this Note on the date when due; or

          (b) Maker shall default in any of its other obligations under the Note or under the Mortgage, and such default shall continue for a period of thirty
(30) Business Days after notice from Payee to Maker specifying such default and requiring that the same be remedied; or

          (c) Any material representation or warranty made by Maker in or pursuant to this Note or the Mortgage shall prove to have been incorrect in any material respect when made; or

          (d) All or substantially all of Maker's airline operations are suspended for more than two days; or

          (e) Maker shall consent to the appointment of a custodian, receiver, trustee or liquidator (or other similar official) of itself or of a substantial part of its property, or Maker shall be unable to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or Maker shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a proceeding under any

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bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against Maker in any such proceeding, or Maker by voluntary petition, answer or consent shall seek relief as debtor under the provisions of any other present or future bankruptcy or other similar law providing for the reorganization or winding-up of corporations, or providing for an agreement, composition, extension or adjustment with its creditors or Maker shall take any corporate action to authorize any of the foregoing; or

          (f) A petition against Maker in a proceeding under any bankruptcy or other insolvency law (as now or hereafter in effect) shall be filed, and any decree or order adjudging Maker a bankrupt or insolvent in such proceeding shall remain in force undismissed and unstayed for a period of sixty (60) days after such adjudication or, in the case the approval of such petition by a court of competent jurisdiction is required, the petition as filed or amended shall be approved by such a court as properly filed and such approval shall not be withdrawn and the proceeding shall not be dismissed within sixty (60) days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Maker, any court of competent jurisdiction shall enter an order or decree assuming custody or control of Maker or of any substantial part of its property and such custody or control remains in force unrelinquished, unstayed and unterminated for a period of thirty (30) days; or

          (g) An Event of Default occurs and is continuing under any of the Long Term Agreements (as such terms are defined in the Mortgage).

          6.  Choice of Law.  This Note shall be governed by and construed in
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accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, this Note has been duly executed as of the date first above written in Honolulu, Hawaii.

                             HAWAIIAN AIRLINES, INC.


                              By: __________________________________________
                                  Bruce R. Nobles
                             Its: President and Chief Executive
                                  Officer


                              By:
                                 _______________________________________
                                  Rae A. Capps
                              Its:Vice President, General Counsel
                                  and Secretary


NA953330.122/11+

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